Exhibit 3.47

Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3918 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form (Select One)
Mail Form to one of the Following
	☒ Yes	PO Box 1390 Columbus, OH 43216

***Requires an additional fee of $100***

www.state.oh.us/sos e-mail: busserv@sos.state.oh.us	☐ No	PO Box 670 Columbus, OH 43216

ORGANIZATION / REGISTRATION

OF LIMITED LIABILITY COMPANY

(Domestic or Foreign)

Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX
(1) ☒	Articles of Organization for Domestic Limited Liability Company (115-LCA) ORC 1705	(2) ☐	Application for Registration of Foreign Limited Liability Company (106-LFA) ORC 1705

_______________________ ___________ (Date of Formation) (State)
Complete the general information in this section for the box checked above.

Name	ADESA OHIO, LLC

☐ Check here if additional provisions are attached
* If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd, L.t.d., LLC, L.L.C.

Complete the information in this section if box (1) is checked.

Effective Date (Optional) __________________________		Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.
(mm/dd/yyyy)

This limited liability company shall exist for	perpetual
(Optional)	(Period of existence)

Purpose (Optional)	The nature of business to be conducted is to engage in any lawful act or activity for which limited liability companies may be organaized under the laws of Ohio

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)	Karen C. Turner
(Name)

310 E. 96th Street, Ste. 400
	Street	NOTE: P.O. Box Addresses are NOT Acceptable.

Indianapolis	IN	46240
City	State	(Zip Code)

Last Revised: May 2002

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of

ADESA Ohio, LLC
(name of limited liability company)

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

CT Corporation System
(Name of Agent)

1300 East 9th Street
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland	Ohio	44114
(City)	(State)	(Zip Code)

Must be authenticated by an authorized representative	/s/ Karen C. Turner	12/20/03
	Authorized Representative	Date

	Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

(name of limited liability company)

ADESA Ohio, LLC

(name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability Company.

By: /s/ Stephen Grove                                 STEPHEN GROVE/ASSISTANT SECRETARY

        (Agent’s signature)

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Complete the information in this section if box (2) is checked
The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Name)
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

(Name)
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.
Ohio
(City)	(State)	(Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

a.	the agent cannot be found, or

b.	the limited liability company fails to designate another agent when required to do so, or

c.	the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED
Must be authenticated (signed) by an authorized representative (See instructions)	/s/ Karen C. Turner Authorized Representative	12/20/03 Date
Print Name

	Authorized Representative	Date

Print Name

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